UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on April 17, 2014. The results of the voting at our annual meeting of stockholders were as follows:

•	The total number of votes represented at the annual meeting in person or by proxy by the holders of our Class A common stock and Class B common stock was 7,472,604 of the total of 7,663,798 votes entitled to vote at the annual meeting by the holders of all shares of Class A common stock and Class B common stock outstanding on the record date.

•	At the annual meeting, the stockholders elected Robert S. Bolinger, Patricia A. Gilmartin, Philip H. Glatfelter, II and Jack L. Hess as Class A Directors to serve for a term of three years and until their successors take office. The votes cast for the election of Class A Directors were as follows:

	Number of Votes
	For	Withheld	Broker Non-Votes
Robert S. Bolinger	6,442,599	99,441	930,564
Patricia A. Gilmartin	6,454,429	87,611	930,564
Philip H. Glatfelter, II	6,440,561	101,479	930,564
Jack L. Hess	6,456,151	85,889	930,564

There were no other nominations of candidates for election as Class A Directors. There were no abstentions with respect to the election of Class A Directors.

Our stockholders also voted to approve the following additional actions:

•	Non-binding vote to approve the compensation of our named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
6,444,580	93,517	3,942	930,565

•	Ratification of the selection by the audit committee of our board of directors of KPMG LLP as our independent registered public accounting firm for 2014.

Number of Votes
For	Against	Abstain	Broker Non-Votes
7,428,942	2,465	41,197	0

Our stockholders voted against approval of a stockholder proposal that would have requested that our board of directors adopt a recapitalization plan to provide for all of our outstanding stock to have one vote per share.

Number of Votes
For	Against	Abstain	Broker Non-Votes

907,894	5,629,881	4,264	930,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice
President and Chief Financial Officer

Date: April 18, 2014